EXHIBIT 10.30
SECOND AMENDMENT TO SECURITY AGREEMENT
     THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is entered into as of January 26, 2010, by and between LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
     WHEREAS, Borrower is the grantor of a Security Agreement granted in favor of Bank dated as of April 15, 2004 (as amended, the “Security Agreement”).
     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated as of March 1, 2009, as amended from time to time, which is the “Credit Agreement” as that term is used in the Security Agreement.
     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Security Agreement and have agreed to amend the Security Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	The final two paragraphs of the Security Agreement are hereby amended to read as follows in their entirety:

Debtor warrants that the address of its chief executive office is 17634 NE Airport Way, Portland OR 97230, or such other address of which the Debtor notifies the Bank from time to time.

Debtor warrants that the tangible Collateral (except goods in transit or in possession of repairmen) is or will be located or domiciled at the following additional addresses: 12021 NE Airport Way, Suite B, Portland, OR 97220 (this location is in preparation); 18201 NE Portal Way, Portland, OR 97230 (this location is in preparation); 12722 NE Airport Way, Portland, OR 97230; 5352 Performance Way, Whitestown, IN 46075; and 17634 NE Airport Way, Portland, OR 97230. Debtor sells inventory in the ordinary course of business to LaCrosse Denmark, which stores it at Niels Ebbesens Vej 19 DK-1911 Frederiksberg, Denmark or at Scan Global Logistics, True Mollevej 1,8381 Tilst, Denmark, or in transit, and which ships inventory under customary sale and shipping terms to its customers, and to vendors as samples, and which disposes of defective or out of date inventory in the ordinary course of business.
2. In all other respects, the Security Agreement, as amended by the First Amendment to Security Agreement between the parties hereto dated as of March 1, 2009, remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.
LACROSSE FOOTWEAR, INC.

By:	/s/ Joseph P. Schneider
Joseph P. Schneider
President/Chief Executive Officer

By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President/Chief Financial Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ James R. Bednark
James R. Bednark
Senior Vice President

2